EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dime Community Bancorp, Inc. on Form S-8 of our report dated August 30, 1996, appearing in the Annual Report on Form 10-K of Dime Community Bancorp, Inc. for the year ended June 30, 1996.


/s/ DELOITTE & TOUCHE LLP
New York, New York'
June 13, 1997